Exhibit 99.8

SRN/HIN: I9999999999 AMC MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030 Each CHESS Depositary Interest (CDI) is equivalent to one share of Company Common Stock, so that every 1 (one) CDI registered in your name on Friday, 17 January 2025 at 7:00pm (AEDT) entitles you to one vote. You can vote by completing, signing and returning your CDI Voting Instruction Form. This form gives your voting instructions to CHESS Depositary Nominees Pty Ltd, which will vote the underlying shares on your behalf. You need to return the form no later than the time and date shown above to give CHESS Depositary Nominees Pty Ltd enough time to tabulate all CHESS Depositary Interest votes and to vote on the underlying shares. For your vote to be effective it must be received by 10:00am (AEDT) Friday, 21 February 2025. YOUR VOTE IS IMPORTANT Phone: 1300 850 505 (within Australia) +61 3 9415 4000 (outside Australia) Online: www.investorcentre.com/contact Need assistance? CDI Voting Instruction Form Lodge your Form: Online: Lodge your vote online at www.investorvote.com.au using your secure access information or use your mobile device to scan the personalised QR code. Your secure access information is For Intermediary Online subscribers (custodians) go to www.intermediaryonline.com By Mail: Computershare Investor Services Pty Limited GPO Box 242 Melbourne VIC 3001 Australia By Fax: 1800 783 447 within Australia or +61 3 9473 2555 outside Australia PLEASE NOTE: For security reasons it is important that you keep your SRN/HIN confidential. How to Vote on Items of Business SIGNING INSTRUCTIONS FOR POSTAL FORMS Online: XX Control Number: 999999 PIN: 99999 Individual: Where the holding is in one name, the securityholder must sign. Joint Holding: Where the holding is in more than one name, all of the securityholders should sign. Power of Attorney: If you have not already lodged the Power of Attorney with the Australian registry, please attach a certified photocopy of the Power of Attorney to this form when you return it. Companies: Only duly authorised officer/s can sign on behalf of a company. Please sign in the boxes provided, which state the office held by the signatory, ie Sole Director, Sole Company Secretary or Director and Company Secretary. Delete titles as applicable. You may elect to receive meeting-related documents, or request a particular one, in electronic or physical form and may elect not to receive annual reports. To do so, contact Computershare. Samples/000001/000002/i12 *M00000112Q02*

I 9999999999 Change of address. If incorrect, mark this box and make the correction in the space to the left. Securityholders sponsored by a broker (reference number commences with ‘X’) should advise your broker of any changes. I/We being a holder of CHESS Depositary Interests of Amcor plc hereby direct CHESS Depositary Nominees Pty Ltd to vote the shares underlying my/our holding at the Extraordinary General Meeting of Amcor plc to be held at at the offices of Kirkland & Ellis International, LLP, 30 St. Mary Axe, London, EC3A 8AF, United Kingdom on Tuesday, 25 February 2025 at 9:00pm (London time) and at any adjournment or postponement of that meeting. By execution of this CDI Voting Form the undersigned hereby authorises CHESS Depositary Nominees Pty Ltd to appoint such proxies or their substitutes to vote in their discretion on such business as may properly come before the meeting. PLEASE NOTE: If you mark the Abstain box for an item, you are directing CHESS Depositary Nominees Pty Ltd or their appointed proxy not to vote on your behalf on a show of hands or a poll and your votes will not be counted in computing the required majority. I ND A M C 3 1 4 7 2 6 A MR SAM SAMPLE FLAT 123 123 SAMPLE STREET THE SAMPLE HILL SAMPLE ESTATE SAMPLEVILLE VIC 3030 Voting Instructions to CHESS Depositary Nominees Pty Ltd CHESS Depositary Nominees Pty Ltd will vote as directed CDI Voting Instruction Form Please mark to indicate your directions Step 1 XX Step 2 Items of Business This section must be completed. Individual or Securityholder 1 Securityholder 2 Securityholder 3 Sole Director & Sole Company Secretary Director Director/Company Secretary Update your communication details By providing your email address, you consent to receive future Notice Mobile Number Email Address of Meeting & Proxy communications electronically (Optional) Step 3 Signature of Securityholder(s) For Against Abstain 1 Amcor Share Issuance Proposal 2 Amcor Adjournment Proposal Date / /